UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2008

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On April 28, 2008, Align Technology, Inc. (the “Company”) and Comerica Bank entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Loan and Security Agreement dated as of December 16, 2005 as amended from time to time. The Amendment amends Section 6.2(c) for the purpose of defining the stock repurchase program described in Item 8.01 below as a “Permitted Investment” thereunder.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

ITEM 8.01 Other Events

On April 29, 2008, the Company announced that the Board of Directors of the Company has authorized a stock repurchase program of up to $50 million shares of the Company’s outstanding common stock.

The text of the press release announcing the stock repurchase program is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 5 to Amended and Restated Loan and Security Agreement between Align Technology, Inc. and Comerica Bank

99.1	Press Release of Align Technology, Inc. announcing stock repurchase program dated April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Dated: April 29, 2008	By:	/s/ Kenneth B. Arola
Kenneth B. Arola Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 5 to Amended and Restated Loan and Security Agreement between Align Technology, Inc. and Comerica Bank

99.1	Press Release of Align Technology, Inc. announcing stock repurchase program dated April 29, 2008